Exhibit 99.1

 GWG HOLDINGS ANNOUNCES RECORD AND MEETING DATES FOR COMBINED 2020/2021 ANNUAL MEETING

Dallas, March 19 -- GWG Holdings, Inc. (Nasdaq: GWGH) today announced that it will hold a combined 2020/2021 Annual Meeting of Stockholders on Friday, May 28, 2021. The time and place for the 2020/2021 Annual Meeting will be specified in the company’s proxy materials for the 2020/2021 Annual Meeting, which will be distributed to stockholders in advance of the meeting. Stockholders of record on March 31, 2021, the record date for the 2020/2021 Annual Meeting, will be entitled to notice of, and to vote at, the 2020/2021 Annual Meeting or any adjournments thereof. Among other proposals, stockholders will vote upon the election of GWGH’s Class II directors and Class III directors at the 2020/2021 Annual Meeting.

Proposals by stockholders that are submitted for inclusion in the proxy statement for the 2020/2021 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and GWGH’s bylaws. In accordance with Rule 14a-8, proposals to be considered for inclusion in the proxy statement for the 2020/2021 Annual Meeting pursuant to Rule 14a-8 must be received by GWGH at its principal executive offices on or before March 29, 2021.

Under GWGH’s bylaws, if a stockholder does not submit a proposal for inclusion in the proxy statement for the 2020/2021 Annual Meeting but does wish to propose an item of business to be considered at the 2020/2021 Annual Meeting (including director nominations), that stockholder must deliver notice of the proposal or proposed director’s name at GWGH’s principal executive offices on or before March 29, 2021. Notices of such stockholder proposals and stockholder nominations for directors are required to comply with the informational and other requirements set forth in GWGH’s bylaws as well as applicable statutes and regulations.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) is an innovative financial services firm based in Dallas, Texas that is a leader in providing unique liquidity solutions and services for the owners of illiquid investments. Through its subsidiaries, The Beneficient Company Group, L.P. and GWG Life, LLC, GWGH owns and manages a diverse portfolio of alternative assets that, as of September 30, 2020, included $1.9 billion in life insurance policy benefits, and exposure to a diversified and growing loan portfolio secured by 122 professionally managed alternative investment funds.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com.

For more information about Beneficient, email askben@beneficient.com or visit www.trustben.com.

The information on GWG Holdings’ and Beneficient’s websites is not a part of, or incorporated by reference in, this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans, strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements that we make. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:
Dan Callahan
Director of Communication
GWG Holdings, Inc.
(612) 787-5744
dcallahan@gwgh.com

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